UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January  3, 2003

                                   Teltone Corporation
                      (Exact name of registrant as specified in its charter)

Washington                                0-11275                      91-0839067
(State or other jurisdiction           (Commission File           (IRS Employer
  of incorporation)                        Number)                 Identification No.)

         22522 - 29th Drive SE, Suite 201
         Bothell, WA                                                       98021
(Address of principal executive offices)                                 (Zip Code)

Registrant's telephone number, including area code            (425) 487-1515

                                        N/A
(Former name or former address, if changed since last report)
Item 5.     Other Events and Regulation FD Disclosure.

     On January 3, 2003, Teltone Corporation issued a press release announcing that its shareholders approved a 1-for-900 reverse stock split and that the reverse stock split became effective on that date. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.     Financial Statements and Exhibits

(c)        Exhibits

99.1     Press release dated January 3, 2003, issued by Teltone Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             TELTONE CORPORATION

Date:    January 3, 2003                         By:      /s/  Debra L. Griffith
                                                               Debra L. Griffith
                                                               President & CEO
Exhibit 99.1

Teltone Corporation Reports Shareholder Approval of Its Proposed Reverse Split

     BOTHELL, Wash. – January 3, 2003 – Teltone Corporation (OTC BB:TTNC), a developer, and marketer of industry award-winning remote voice telecommunications software, telecom test tools, and line sharing switches today held its annual shareholder meeting for the purpose of electing the Company’s directors as set forth in the Company's Proxy Statement dated December 13, 2002, and amending the Company's articles of incorporation, to effectuate a 1 for 900 reverse stock split of the outstanding shares of the Company’s common stock. There were 5,713,745 shares of the Company’s common stock and 489,190 shares of the Company’s Class A Preferred Stock represented at the annual meeting in person or by proxy, which together is approximately 83% of the shares of the Company outstanding and entitled to vote based on the November 26, 2002, record date for the annual meeting.

     The persons nominated for election as directors were elected and the reverse stock split was approved by the holders of the requisite number of shares. The reverse stock split became effective on January 3, 2003, as the result of the filing of an amendment to the Company’s articles of incorporation with the Washington Secretary of State. The exchange agent, Mellon Investor Services LLC, will send a letter of transmittal to all record holders of the Company’s common stock as of January 3, 2003. Shareholders who hold fewer than 900 shares in any discrete account will receive $.24 for each pre-split share in cash after surrendering their stock certificates to the exchange agent, and as a result will no longer be shareholders of the Company with respect to such shares. Shareholders who hold 900 shares or more will be able to exchange their stock certificates for new shares held electronically, as provided in the Proxy Statement, by completing and returning the letter of transmittal.

     As a result of this reverse stock split, the Company is expected to have fewer than 300 holders of common stock of record, permitting the Company to terminate the registration of its common stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company intends to apply for termination of such registration as soon as practicable.

     To the extent any statements contained in this release deal with prospects or other information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside the Company's control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company's Securities and Exchange Commission filings and include, without limitation, continued growth and acceptance of our products and services and continued growth of the telecommunications market generally, increasing competition, and development of relationships with suppliers and customers. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

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For more information, contact:

Investor Relations
Teltone
425-487-1515
IR@teltone.com